Exhibit 99.1

RXSIGHT, INC. REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS

Aliso Viejo, Calif. (NASDAQ: RXST) – May 6, 2024 – RxSight, Inc., an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery, today reported financial results for the three months ended March 31, 2024.

Key Quarterly Highlights

•
Reported first quarter 2024 revenue of $29.5 million, an increase of 69% compared to the first quarter of 2023, reflecting:
•
The sale of 20,218 Light Adjustable Lenses (LAL®/LAL+™), representing a 92% increase in procedure volume compared to the first quarter of 2023;
•
The sale of 66 Light Delivery Devices (LDD™s), representing an 18% increase in unit sales compared to the first quarter of 2023 and expanding the installed base to 732 LDDs at the end of the quarter, representing a 61% increase compared to the end of the first quarter of 2023; and
•
The company increased its 2024 full-year revenue, gross margin and operating expense guidance.

"We are pleased with a strong start to the year, fueled by the continued adoption of our Light Adjustable Lens technology,” said Ron Kurtz, Chief Executive Officer and President of RxSight. “With the growing number of doctors and practices offering the LAL as well as increasing interest among patients, we believe we are establishing a new standard for premium IOL offerings in the U.S.”

First Quarter Financial Results

In the first quarter of 2024, total revenue was $29.5 million, an increase of 69% compared to $17.5 million in the first quarter of 2023. Revenue growth was driven by a 92% increase in LAL revenue and a 35% increase in LDD revenue, compared to the first quarter of 2023.

Gross profit for the first quarter of 2024 was $20.7 million or 70% of revenue, an increase of $10.3 million or 100% compared to gross profit of $10.4 million or 59% of revenue for the first quarter of 2023. The favorable shift in product mix toward LAL sales drove the increase in gross profit in the quarter, along with reduced costs to produce LALs, primarily due to higher production volumes and increased margin on the LDD due to lower material costs.

Total operating expenses for the first quarter of 2024 were $31.4 million, a 34% increase from $23.5 million in the first quarter of 2023, reflecting the company’s ongoing investments to grow its LDD installed base and support increased LAL sales volume.

In the first quarter of 2024, the company reported a net loss of $(9.1) million, or $(0.25) per basic and diluted share, compared to a net loss of $(13.2) million, or $(0.42) per basic and diluted share in the first quarter of 2023. Adjusted net loss in the first quarter of 2024 was $(4.4) million, or $(0.12) per basic and diluted share, compared to an adjusted net loss of $(9.9) million, or $(0.31) per basic and diluted share in the first quarter of 2023.

Cash, cash equivalents and short-term investments as of March 31, 2024, were $125.4 million compared to $127.2 million at December 31, 2023.

2024 Guidance

The company increased its 2024 full-year revenue, gross margin and operating expense guidance as follows:

•
Revenue of $132.0 million to $ 137.0 million, representing implied growth of 48% to 54% compared to 2023, up from prior guidance of $128.0 million to $135.0 million;
•
Gross margin in the range of 68% to 70%, representing an implied increase of 800 basis points to 1,000 basis points compared to 2023, up from prior guidance of 65% to 67%;
•
Operating expenses in the range of $126.0 million to $130.0 million, representing an implied increase of 21% to 25% compared to 2023, up from prior guidance of $125.0 million to $128.0 million and including non-cash expense guidance in the range of $22.0 million to $25.0 million.

Conference Call

On Monday, May 6, 2024, at 1:30 p.m. Pacific Time, the company will host a conference call to discuss its first quarter 2024 financial results. Participants may register for the call and listen through a live and archived webcast of the event available for one year at https://investors.rxsight.com/.

About RxSight, Inc.

RxSight, Inc. is an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery. The RxSight® Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens® (LAL®/LAL+™, collectively the “LAL”), RxSight Light Delivery Device (LDD™) and accessories, is the first and only commercially available intraocular lens (IOL) technology that can be adjusted after surgery, enabling doctors to customize and deliver high-quality vision to patients after cataract surgery. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the increasing adoption and utilization of Light Adjustable Lens system; the growing number of doctors and practices offering the LAL and increasing interest among patients; RxSight’s belief that it is establishing a new standard for premium IOL offerings in the U.S.; and RxSight’s projected revenue, gross margin, and operating expenses for 2024. Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, and among other things, our ability to maintain cash balances and successfully commercialize or partner our product candidates currently under development. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of such terms and other same terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risk factors that may be found in the section entitled Part II, Item 1A (Risk Factors) in the Quarterly Report on Form 10-Q for the three months ended March 31, 2024, filed with the Securities and Exchange Commission (SEC) on or about the date hereof, and the other documents that RxSight may file from time to time with the SEC. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Company Contact:

Shelley B. Thunen

Chief Financial Officer

sthunen@rxsight.com

Investor Relations Contact:

Oliver Moravcevic

VP, Investor Relations

omoravcevic@rxsight.com

RxSIGHT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023

Sales	$29,512	$17,489
Cost of sales	8,827	7,123
Gross profit	20,685	10,366
Operating expenses:
Selling, general and administrative	23,324	16,255
Research and development	8,031	7,208
Total operating expenses	31,355	23,463
Loss from operations	(10,670)	(13,097)
Other income (expense), net:
Interest expense	(6)	(1,507)
Interest and other income	1,585	1,392
Loss before income taxes	(9,091)	(13,212)
Income tax expense	9	—

Net loss	$(9,100)	$(13,212)
Other comprehensive (loss) income
Unrealized (loss) gain on short-term investments	(45)	84
Foreign currency translation (loss) gain	(3)	2
Total other comprehensive (loss) income	(48)	86

Comprehensive loss	$(9,148)	$(13,126)

Net loss per share:
Basic & diluted	$(0.25)	$(0.42)
Weighted-average shares used in computing net loss per share:
Attributable to common stock, basic & diluted	36,843,087	31,637,097

RxSIGHT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2024	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,645	$9,692
Short-term investments	92,709	117,490
Accounts receivable	21,550	20,281
Inventories	18,700	17,421
Prepaid and other current assets	2,955	3,523
Total current assets	168,559	168,407
Property and equipment, net	11,617	10,841
Operating leases right-of-use assets	2,052	2,444
Restricted cash	711	711
Other assets	226	147
Total assets	$183,165	$182,550
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,057	$3,863
Accrued expenses and other current liabilities	11,657	15,239
Lease liabilities	1,614	1,801
Total current liabilities	18,328	20,903
Long-term lease liabilities	908	1,211
Other long-term liabilities	—	74
Total liabilities	19,236	22,188
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 900,000,000 shares authorized, 37,161,753 shares issued and outstanding as of March 31, 2024 and 36,139,513 shares issued and outstanding as of December 31, 2023	37	36
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	767,685	754,971
Accumulated other comprehensive loss	(53)	(5)
Accumulated deficit	(603,740)	(594,640)
Total stockholders' equity	163,929	160,362
Total liabilities and stockholders' equity	$183,165	$182,550

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP”), we believe certain non-GAAP measures, including adjusted net loss, and adjusted net loss per share, basic and diluted, provide useful information to investors and are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because this expense is non-cash in nature and we believe excluding this item provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies.

We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Net Loss and Adjusted Net Loss Per Share

Adjusted net loss is a non-GAAP financial measure that we define as net loss adjusted for stock-based compensation. We believe adjusted net loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Reconciliations of net loss to adjusted net loss and the presentation of adjusted net loss per share, basic and diluted, are as follows:

RxSIGHT, INC.

GAAP To NON-GAAP RECONCILIATIONS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three months ended March 31,
	2024	2023
Common Stock
Numerator:
Net loss available to stockholders, basic and diluted	$(9,100)	$(13,212)
Add:
Stock-based compensation	4,696	3,295
Adjusted net loss available to common stockholders, basic and diluted:	$(4,404)	$(9,917)

Denominator:
Weighted-average shares outstanding, basic and diluted	36,843,087	31,637,097
Adjusted net loss per share, basic and diluted	$(0.12)	$(0.31)